Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-74190


                          PROSPECTUS SUPPLEMENT NO. 15
                     (TO PROSPECTUS DATED DECEMBER 6, 2001)

                              CARNIVAL CORPORATION

                       LIQUID YIELD OPTION NOTES DUE 2021
                           AND SHARES OF COMMON STOCK

This prospectus supplement No. 15 supplements and amends the prospectus dated December 6, 2001, as amended and supplemented by prospectus supplement No. 1 dated December 21, 2001, prospectus supplement No. 2 dated January 11, 2002, prospectus supplement No. 3 dated January 29, 2002, prospectus supplement No. 4 dated February 19, 2002, prospectus supplement No. 5 dated March 12, 2002, prospectus supplement No. 6 dated March 29, 2002, prospectus supplement No. 7 dated April 10, 2002, prospectus supplement No. 8 dated May 15, 2002, prospectus supplement No. 9 dated June 6, 2002, prospectus supplement No. 10 dated July 18, 2002, prospectus supplement No. 11 dated August 20, 2002, prospectus supplement No. 12 dated December 9, 2002, prospectus supplement No. 13 dated February 13, 2003 and prospectus supplement No. 14 dated April 4, 2003, relating to our Liquid Yield Option Notes due 2021 (the "LYONs") and shares of common stock issuable upon conversion of the LYONs.

The table on page 20 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts at maturity of LYONs beneficially owned by each selling securityholder that may be offered pursuant to the prospectus as amended and supplemented by prospectus supplement No. 1 dated December 21, 2001, prospectus supplement No. 2 dated January 11, 2002, prospectus supplement No. 3 dated January 29, 2002, prospectus supplement No. 4 dated February 19, 2002, prospectus supplement No. 5 dated March 12, 2002, prospectus supplement No. 6 dated March 29, 2002, prospectus supplement No. 7 dated April 10, 2002, prospectus supplement No. 8 dated May 15, 2002, prospectus supplement No. 9 dated June 6, 2002, prospectus supplement No. 10 dated July 18, 2002, prospectus supplement No. 11 dated August 20, 2002, prospectus supplement No. 12 dated December 9, 2002, prospectus supplement No. 13 dated February 13, 2003 and prospectus supplement No. 14 dated April 4, 2003. This prospectus supplement amends that table by adding to it the items set forth below.

                                             (2)
                                          PRINCIPAL
                                          AMOUNT AT
                                         MATURITY OF                                (4)                 (5)
                                            LYONS               (3)             COMMON STOCK        COMMON STOCK
                 (1)                    BENEFICIALLY     PERCENT OF TOTAL      ISSUABLE UPON       OWNED PRIOR TO
               SELLING                    OWNED AND         OUTSTANDING        CONVERSION OF       CONVERSION OF
           SECURITYHOLDER                  OFFERED             LYONS             THE LYONS             LYONS*
--------------------------------------  ------------     ----------------      -------------       --------------
Continental Assurance Company
    Separate Account (E)...............     $1,300,000         0.12%                21,575                0
Continental Casualty Company...........    $10,200,000         0.97%               169,283                0

* Assuming the sale of all LYONs and common stock issuable upon conversion of the LYONs, selling securityholders will not hold any LYONs and will hold the number of our common stock set forth in column (5) "Common Stock Owned Prior to Conversion of LYONs." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.


The prospectus dated December 6, 2001, as amended and supplemented by prospectus supplement No. 1 dated December 21, 2001, prospectus supplement No. 2 dated January 11, 2002, prospectus supplement No. 3 dated January 29, 2002, prospectus supplement No. 4 dated February 19, 2002, prospectus supplement No. 5 dated March 12, 2002, prospectus supplement No. 6 dated March 29, 2002, prospectus supplement No. 7 dated April 10, 2002, prospectus supplement No. 8 dated May 15, 2002, prospectus supplement No. 9 dated June 6, 2002, prospectus supplement No. 10 dated July 18, 2002, prospectus supplement No. 11 dated August 20, 2002, prospectus supplement No. 12 dated December 9, 2002, prospectus supplement No. 13 dated February 13, 2003, prospectus supplement No. 14 dated April 4, 2003 and this prospectus supplement No. 15 constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the LYONs and the common stock issuable upon conversion of the LYONs.

Our common stock is traded on the New York Stock Exchange under the symbol CCL. On August 22, 2003, the last reported sales price of the common stock was $35.36 per share. There is no public market for the LYONs, and we do not intend to apply for their listing on any exchange or to seek approval for their quotation through any automated quotation system.

WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 25, 2003.

                             SELLING SECURITYHOLDERS


         The prospectus dated December 6, 2001, as amended and supplemented by prospectus supplement No. 1 dated December 21, 2001, prospectus supplement No. 2 dated January 11, 2002, prospectus supplement No. 3 dated January 29, 2002, prospectus supplement No. 4 dated February 19, 2002, prospectus supplement No. 5 dated March 12, 2002, prospectus supplement No. 6 dated March 29, 2002, prospectus supplement No. 7 dated April 10, 2002, prospectus supplement No. 8 dated May 15, 2002, prospectus supplement No. 9 dated June 6, 2002, prospectus supplement No. 10 dated July 18, 2002, prospectus supplement No. 11 dated August 20, 2002, prospectus supplement No. 12 dated December 9, 2002, prospectus supplement No. 13 dated February 13, 2003 and prospectus supplement No. 14 dated April 4, 2003, relating to the offer for resale of up to $1,051,175,000 aggregate principal amount at maturity of LYONs and shares of common stock issuable upon conversion of the LYONs is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 20 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

         The following table provides, as of August 25, 2003, the name of each selling securityholder, the principal amount at maturity of LYONs held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of LYONs and the common stock issuable upon conversion of the LYONs (based upon the initial conversion price). This information has been obtained from the selling securityholders.

                                                 (2)
                                              PRINCIPAL
                                              AMOUNT AT
                                             MATURITY OF          (3)                  (4)                (5)
                                                LYONS         PERCENT OF          COMMON STOCK       COMMON STOCK
                  (1)                       BENEFICIALLY         TOTAL            ISSUABLE UPON     OWNED PRIOR TO
                SELLING                       OWNED AND       OUTSTANDING         CONVERSION OF      CONVERSION OF
             SECURITYHOLDER                    OFFERED           LYONS              THE LYONS           LYONS*
---------------------------------------     ------------      -----------         -------------     --------------
AG Domestic Convertibles, L.P..........      $14,100,000        1.34%                  234,009                  0
AG Offshore Convertibles, Ltd. ........       81,900,000        7.79%                1,359,245                  0
Absolute Return Fund Ltd...............        2,429,000        0.23%                   40,313                  0
Aid Association for Lutherans, a
    successor to Lutheran Brotherhood..        2,100,000        0.20%                   34,852                  0
Aristeia International Limited.........       28,860,000        2.75%                  478,972                  0
Aristeia Trading, LLC..................        8,140,000        0.77%                  135,095                  0
Bear, Stearns & Co. Inc................       26,250,000        2.50%                  435,656                  0
Bear Stearns International Limited (BSIL)     15,000,000        1.43%                  248,946                  0
BNP Paribas Equity Strategies SNC......        5,500,000        0.52%                   91,281            241,406
California Public Employees'
    Retirement System..................        2,100,000        0.20%                   34,853          3,074,641
Continental Assurance Company Separate
    Account (E)........................        4,800,000        0.46%                   79,663                  0
Continental Casualty Company...........       38,200,000        3.63%                  633,982                  0
Credit Suisse First Boston London......       78,013,000        7.42%                1,294,735                  0
D.E. Shaw Investments, L.P.............        3,500,000        0.33%                   58,087                  0
D.E. Shaw Valence, L.P.................       14,000,000        1.33%                  232,350                  0
DKR Fixed Income Holding Fund
    Ltd................................        5,000,000        0.48%                   82,982                  0
Deutsche Banc Alex Brown Inc...........       25,925,000        2.47%                  430,262                  0
Deutsche Bank Securities Inc...........       17,750,000        1.69%                  294,586                  0
First Union Securities, Inc............       39,500,000        3.76%                  655,558                  0
GDO Equity Arbitrage Master Fund.......        4,000,000        0.38%                   66,386                  0
Global Bermuda Limited Partnership.....        3,300,000        0.31%                   54,769                  0
Goldman Sachs & Co. Profit Sharing
    Master Trust.......................        1,814,000        0.17%                   30,106                  0
Grace Brothers Management, LLC.........        2,000,000        0.19%                   33,193                  0
Granville Capital Corporation..........        9,000,000        0.86%                  149,370                  0
HBK Master Fund L.P....................        9,000,000        0.86%                  149,370              7,200
Highbridge International LLC...........       26,500,000        2.52%                  439,811                  0

                                                 (2)
                                              PRINCIPAL
                                              AMOUNT AT
                                             MATURITY OF          (3)                  (4)                (5)
                                                LYONS         PERCENT OF          COMMON STOCK       COMMON STOCK
                  (1)                       BENEFICIALLY         TOTAL            ISSUABLE UPON     OWNED PRIOR TO
                SELLING                       OWNED AND       OUTSTANDING         CONVERSION OF      CONVERSION OF
             SECURITYHOLDER                    OFFERED           LYONS              THE LYONS           LYONS*
---------------------------------------     ------------      -----------         -------------     --------------
JMG Convertible Investments, LP........        2,100,000        0.20%                   34,852                  0
JMG Triton Offshore Fund, LP...........        2,100,000        0.20%                   34,852                  0
J.P. Morgan Securities Inc.............        2,050,000        0.20%                   34,023            187,218
KBC Convertible MAC 28 Ltd.............       40,000,000        3.81%                  663,856                  0
KBC Financial Products (Cayman
    Islands) Limited...................       44,500,000        4.23%                  738,540                  0
KBC Financial Products USA Inc.........        7,000,000        0.67%                  116,175                  0
Lakeshore International, Ltd...........       13,200,000        1.26%                  219,076                  0
Lehman Brothers Inc....................       14,000,000        1.33%                  232,350                  0
Lexington (IMA) Limited................        3,221,000        0.31%                   53,457                  0
MLQA Convertible Securities
    Arbitrage Ltd......................       52,500,000        4.99%                  871,325                  0
Marathon Asset Management, LLC.........       33,200,000        3.16%                  551,000                  0
Marathon Global Convertible Master
    Fund, Ltd..........................       33,200,000        3.16%                  551,000                  0
Moussewizard, LLC......................          796,000        0.08%                   13,211                  0
OZ Convertible Master Fund, Ltd........        4,300,000        0.41%                   71,365                  0
OZ Mac 13 Ltd..........................        1,905,000        0.18%                   31,616                  0
OZ Master Fund, Ltd....................       77,535,000        7.38%                1,286,802                  0
S.A.C. Capital Associates, LLC.........       16,500,000        1.57%                  273,841                  0
SAM Investments LDC....................       75,000,000        7.13%                1,244,730                  0
St. Albans Partners Ltd................       10,000,000        1.00%                  165,966                  0
Shepherd Investments International,
    Ltd................................       58,087,000        5.53%                  964,050                  0
Southern Farm Bureau Life Insurance....        1,600,000        0.15%                   26,554                  0
Starvest Managed Portfolio.............          125,000        0.01%                    2,075                  0
State of Florida Division of Treasury..        4,200,000        0.40%                   69,705                  0
State of Mississippi Health Care
    Trust Fund.........................        1,250,000        0.12%                   20,746                  0
Susquehanna Capital Group..............       39,500,000        3.76%                  655,558                  0
Tribeca Investments, LLC...............       40,000,000        3.81%                  663,856                  0
Triborough Partners QP, LLC............        2,500,000        0.24%                   41,491                  0
UBS AG LON F/B/O PB....................       20,000,000        1.90%                  331,928                  0
UBS O'Connor LLC F/B/O UBS
    Global Equity Arbitrage Master
    Ltd................................        5,000,000        0.48%                   82,982                  0
White River Securities LLC.............       26,250,000        2.50%                  435,656                  0
Yield Strategies Fund I, LP............       12,000,000        1.14%                  199,160                  0


-------------------------

* Assuming the sale of all LYONs and common stock issuable upon conversion of the LYONs, selling securityholders will not hold any LYONs and will hold the number of our common stock set forth in column (5) "Common Stock Owned Prior to Conversion of LYONs." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.